Exhibit 99.1

PROG Holdings, Inc. Comments on Tender Offer Results; Reaffirms Capital Allocation Framework

SALT LAKE CITY, December 6, 2021 – PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, and Four Technologies, today commented on the preliminary results of its “modified Dutch auction” tender offer. The tender offer expired at 12:00 midnight, New York City time, at the end of the day on December 3, 2021. Based on the preliminary count by the Company’s depositary agent, the Company expects to purchase approximately 13.2% of its outstanding shares at a price of $49.00 per share, for an aggregate cost of approximately $425 million, excluding fees and expenses.

“The expiration of our fully-subscribed $425 million tender offer and last month’s successful $600 million senior note offering mark two major steps for PROG Holdings, as we implement capital allocation policies to support long-term growth and shareholder value creation as a high-growth, profitable and asset-light fintech company,” said Steve Michaels, President and Chief Executive Officer of PROG Holdings. “With significant availability remaining under our $1 billion share repurchase program we announced last month, we are committed to continuing to buy back our shares while maintaining our ability to invest in growth and M&A, which remain our top priorities for long-term value creation.”

In connection with the expiration of the tender offer, the Company reaffirmed its capital allocation framework and priorities discussed during its third quarter earnings call, when management announced a new $1 billion share repurchase program authorized by the Company’s Board of Directors. Under the new authorization, of which the tender offer was a first step, purchases can be made from time to time using a variety of methods, which may include open market purchases, purchases effected through 10b5-1 trading plans, accelerated share purchase programs, or other transactions.

About PROG Holdings, Inc.

PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. PROG Holdings owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, provider of Buy Now, Pay Later payment options through its platform Four. More information on PROG Holdings’ companies can be found at https://www.progholdings.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this news release that are not historical facts are “forward-looking statements”, and include statements regarding the closing of the tender offer, our expectation regarding our proposed purchase of shares in the tender offer, the amount of shares to be purchased and our expectations regarding our business outlook and the future value of our shares, as well as statements containing the words “preliminary”, “expects”, “anticipate”, “will” and similar forward-looking terminology. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of PROG Holdings and its subsidiaries to differ materially from the forward-looking statements. Factors that could contribute to such differences include (i) developments or changes in economic or market conditions, (ii) developments or changes in the securities markets, (iii) the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and such measures on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s POS partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s point-of-sale partners being able to obtain the merchandise its customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity, including risks arising from the increased level of debt that we have incurred in connection with the tender offer; (iv) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (v) the effects on our business and reputation resulting from Progressives Leasing’s announced settlement and related consent order with the FTC, including the risk of losing existing POS partners or being unable to establish new relationships with additional POS partners, and of any follow-on regulatory and/or civil litigation arising therefrom; (vi) other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (vii) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or “hacking”, or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (viii) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment;

(ix) increases in lease merchandise write-offs and the provision for returns and uncollectible renewal payments for Progressive Leasing, especially in light of the COVID-19 pandemic, and for loan losses, with respect to our Vive segment; (x) the possibility that the operational, strategic and shareholder value creation opportunities expected from the spin-off of PROG Holdings’ Aaron’s Business segment may not be achieved in a timely manner, or at all; (xi) Vive’s business model differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive business, including Vive’s reliance on two bank partners to issue its credit products and Vive’s exposure to the unique regulatory risks associated with the lending-related laws and regulations that apply to its business; (xii) the effects of any increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our recent acquisition of Four; (xiii) Four’s business model differing significantly from Progressive Leasing’s and Vive’s, which creates specific and unique risks for the Four business, including Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; and (xiv) the other risks and uncertainties discussed under “Risk Factors” in the PROG Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021, and included in our subsequent filings with the SEC, including the Current Report on Form 8-K that we filed with the SEC on November 8, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, PROG Holdings undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

###

Investor Contact

John A. Baugh, CFA

Vice President, Investor Relations

john.baugh@progleasing.com

Media Contact

Mark Delcorps

Director, Corporate Communications

media@progleasing.com